Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Cidara Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey Stein, Ph.D., President and Chief Executive Officer of the Company, certify, pursuant to the requirement in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2021	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.